UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-1

Amendment No.1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RODON, INC.
(Exact name of registrant as specified in its charter)

Nevada	5023	80-0347923
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

_________________

NORTH JIANGUO STREET, 707 BUILDING,

1 SECTION, 1204 ROOM
HANGZHOU, ZHEJIANG PROVINCE
CHINA 310004
Tel: (011) 86-136-00516915, Fax: (011)86-571-86496119
(Address and telephone number of registrant's executive office)

MYNEWCOMPANY.COM, INC. 187 E WARM SPRINGS ROAD SUITE B LAS VEGAS, NEVADA 89119 Tel: (702) 362-2677 Fax: (702) 920-8057 (Name, address and telephone number of agent for service)

Copies to:

Hildja Saastamoinen

7620 Old Georgetown Road, #826

Bethesda, MD 20814

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Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__| Accelerated filer |__|

Non-accelerated filer |__| Smaller reporting company | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	2,250,000	$0.03 per share	$67,500	$3.77

(1)	Determined arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated  May 13, 2010

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PROSPECTUS
Rodon, Inc.
2,250,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 6 - 11.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: May 13, 2010

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Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence business operations in the porcelain stoneware tile distribution. To date, we have not had any business operations other than the development of a business plan and the execution of a contract with our supplier, Advento Sanitary Ware (Hangzhou) Co., Ltd. We are a development stage company. We cannot state with certainty whether we will achieve profitability. We do not have revenues or operations; we have minimal assets and have incurred losses since inception. Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

We are not raising any money in this offering. We do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months. Additional financing,  whether through public or private equity or debt financing,  arrangements  with the security  holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. We intend to seek funding from additional sale of our common stock or from advances from our officer and director. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the company.

Our principal office is located at North Jianguo street, 707 building, 1 section, 1204 room, Hangzhou city, Zhejiang province, China 310004. Our telephone number is (011)86-136-00516915 and our registered agent for service of process is the MYNEWCOMPANY.COM, INC., located at 187 E. Warm Springs Road, Suite B, Las Vegas, Nevada, 89119. We were incorporated in the State of Nevada on January 29, 2009. Our fiscal year end is November 30.

The Offering:

Securities Being Offered	Up to 2,250,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors. Currently the company is not listed on the OTC Bulletin Board and there is no assurance that the stock will ever be so listed.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 2,250,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued

2,250,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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Summary Financial Information

 The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of November 30, 2009 (Audited)
Balance Sheet
Total Assets	$17,673
Total Liabilities	$335
Stockholders Equity	$17,338
Period from January 29, 2009 (date of inception)
to November 30, 2009 (Audited)
Income Statement
Revenue	$-
Total Expenses	$2,570
Net Loss	$(2,570)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE WILL SUSPEND OR CEASE OPERATIONS.

We were incorporated on January 29, 2009, and our net loss since inception is $2,570 of which $116 is for bank charges, $26 is for office supplies, $235 is for incorporation service fees, $136 is for miscellaneous charges, $57 is phone and fax charges and $2,000 is for our auditor’s fee. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of our future equity or debt financing and our ability to profitably distribute our product.

Based upon current plans, we expect to incur operating losses in the foreseeable future because we will be incurring large expenses and generating small revenues. Failure to generate significant revenues in the future will cause us to go out of business.

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IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at November 30, 2009, we had cash on hand of $17,673 we have accumulated a deficit of $2,570 in business development and administrative expenses. At this rate, we expect that we will only be able to continue operations for one year without additional funding.  We anticipate that additional funding will be needed for general administrative expenses and marketing costs. We have not generated any revenue from operations to date.

In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We are not raising any money in this offering. We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

THE INDUSTRY IN WHICH WE COMPETE IS HIGHLY CYCLICAL, AND RECENT DOWNTURN IN NEW RESIDENTIAL AND COMMERCIAL CONSTRUCTION AND HOME IMPROVEMENT ACTIVITY RESULTS IN LOWER DEMAND ON BUILDING MATERIAL THAT COULD HAVE A MATERIALLY ADVERSE IMPACT ON OUR FINANCIAL RESULTS.

The building products distribution industry is subject to cyclical market pressures caused by a number of factors that are out of our control, such as general economic and political conditions, levels of new construction, home and office improvement and remodeling activity, interest rates, weather and population growth. We are most impacted by changes in the demand for new homes and commercial real estate as well as renovations and in general economic conditions that impact the level of home and office improvements. Changes in market demand for new homes and commercial real estate as well as for home and office improvements occur periodically and vary in severity. Because of subprime mortgage crisis and current recession there is severe downturn in economy and construction industry. There is no assurance that our industry will recover in the near future and will stop its current trend of declining.

We believe that we are impacted disproportionately by market downturns because we tend not to be a major supplier. Secondary suppliers tend to have orders reduced or eliminated before major suppliers do. There is no reasonable way to predict with accuracy the timing or impact of market downturns. The extent that cyclical market factors adversely impact overall demand for building products or the prices that we can charge for our products, our net sales and margins would likely decline. In addition, the unpredictable nature of the cyclical market factors that impact our industry make it difficult to forecast our operating results.

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THE BUILDING PRODUCTS DISTRIBUTION INDUSTRY IS  EXTREMELY FRAGMENTED  AND COMPETITIVE  AND WE  MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE.

The  building products distribution industry is extremely fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are pricing and availability of product, service and delivery capabilities, ability to assist with problem-solving, customer relationships, geographic coverage and breadth of product offerings. We compete with many local, regional and national building materials distributors and dealers. In addition, some product manufacturers sell and distribute their products directly to our customers, and the volume of such direct sales  could increase in the future. Additionally, manufacturers of products similar to those distributed by us may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases more effectively than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors,  which could have a material adverse effect on our financial condition and results of operations.

BECAUSE WE WILL PURCHASE OUR PRODUCTS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import all of our products from overseas. Because we import all of our products and deliver them directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and warehouse products in the United States or Canada. Deliveries of our products may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Yun Bo Wang, will only be devoting limited time to our operations.  Mr. Wang intends to devote 25% of his business time to our affairs.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on Yun Bo Wang from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Wang may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF YUN BO WANG, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole officer and director, Yun Bo Wang, for the future success of our business. The loss of the services of Mr. Wang could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Mr. Wang and we do not have a contract for his services.

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BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

BECAUSE OUR DIRECTOR OWNS 52.63% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, Yun Bo Wang, owns approximately 52.63% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE DIRECTOR  HAS AN  INTEREST  IN A COMPANY  INVOLVED IN THE SAME INDUSTRY,  THERE IS A POTENTIAL  CONFLICT OF INTEREST,  INCLUDING  THE AMOUNT OF TIME HE IS ABLE TO DEDICATE TO RODON AND ITS BUSINESS.

Our sole director is associated with another company that is engaged in business activities similar to those to be conducted by us. Mr. Yun Bo Wang is an Export Manager of Hangzhou Yongsheng Foreign Trade company Co., Ltd, a private company that exports sanitary ware, shower cabins, shower enclosures, ceramics, brass pipes, radiators, porcelain, armature (valves and fittings), textile, furniture for bathrooms produced in Zhejiang province to many European, North American and Latin American countries. Hangzhou Yongsheng Foreign Trade company Co., Ltd is not an affiliate of Rodon Inc.  Potential conflicts  of interest  may arise in the future that may cause our business to fail,  including the amount of time he is able to dedicate to our business as well as additional  conflict of interests over opportunities presented to our sole director during the performance of his duties. Rodon Inc. does not currently have a right of first refusal pertaining to opportunities that come to management’s attention where the opportunity may relate to Rodon's proposed business operations.

BECAUSE COMPANY’S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is a non-U.S. resident.  In addition, our office is established in China. Consequently, it may be difficult for investors to affect service of process on Mr. Wang in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Wang based on the civil liability provisions of the United States securities laws. Since all our assets will be located in China it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

EVEN IF WE ARE REQUIRED TO PURCHASE OUR PRODUCTS IN UNITED STATES DOLLARS, OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATIONS AS OUR SUPPLIER IS A CHINESE COMPANY AND ALL ITS OPERATIONS ARE CONDUCTED IN CHINESE YUAN.

Currently, we are required by contract with our supplier to buy products in US Dollars, but all our supplier’s operations are in Chinese Yuan, so we are affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations.  If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

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ALL OF OUR PRODUCT PURCHASES WILL BE MADE FROM ONE SUPPLIER. IF THAT SUPPLIER DECREASED OR TERMINATED ITS RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT COMPANY.

As a result of being totally dependent on a single wholesale supplier located in China, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, foreign currency exchange fluctuations, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. Initially, we plan to purchase substantially all of our products from Advento Sanitary Ware (Hangzhou) Co., Ltd., a private Chinese company. Our contract with this company does not prevent it from supplying its porcelain stoneware tile to our competitors or directly to consumers.  If this company decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier.  If we were unable to find a substitute for that supplier, our business would likely fail.  We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.  In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

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IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, the extremely small numbers of holders will sharply limit liquidity of the shares, and there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We do not have a market maker. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

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Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily, by adding a $0.01 premium to the last sale price of our common stock to investors. Currently the company is not listed on the OTCBB and there is no assurance that the stock will ever be so listed.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,250,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All shares were acquired outside of the United States by non-U.S. persons.  The shares include the following:

1.           1,800,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on June 20, 2009;

2.           450,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on June 26, 2009.

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The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.				the number of shares owned by each prior to this offering;
2.				the total number of shares that are to be offered for each;
3.				the total number of shares that will be owned by each upon completion of the offering; and
4.				the percentage owned by each upon completion of the offering.
Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering

Svetlana Lebedeva	100,000	100,000	Nil	Nil

Tatiana Kolegova	100,000	100,000	Nil	Nil

Ol`ga Stepushkina	100,000	100,000	Nil	Nil

Natalia Pontikova	100,000	100,000	Nil	Nil

Anton Pontikov	100,000	100,000	Nil	Nil

Sergey Klyatov	100,000	100,000	Nil	Nil

Yekaterina Mitina	100,000	100,000	Nil	Nil

Lyudmila Nefedova	100,000	100,000	Nil	Nil

Aleksandr Solov`yev	100,000	100,000	Nil	Nil

Olga Chugunova	100,000	100,000	Nil	Nil

Aleksandr Lazarev	100,000	100,000	Nil	Nil

Irina Senotrusova	100,000	100,000	Nil	Nil

Yevgeniy Lazutin	100,000	100,000	Nil	Nil

Svetlana Orlova	100,000	100,000	Nil	Nil

Olga Marinina	100,000	100,000	Nil	Nil

Alena Valeeva	100,000	100,000	Nil	Nil

Trofim Gula	100,000	100,000	Nil	Nil

Sergey Cherkashin	100,000	100,000	Nil	Nil

Ivan Lapkovsky	50,000	50,000	Nil	Nil

Konstantin Bortsov	50,000	50,000	Nil	Nil

Aleksandr Skoybeda	50,000	50,000	Nil	Nil

Tatyana Shvets	50,000	50,000	Nil	Nil

Artem Tarasov	50,000	50,000	Nil	Nil

Natalia Stepanova	50,000	50,000	Nil	Nil

Ilya Ilyushin	50,000	50,000	Nil	Nil

Arina Yakovenko	50,000	50,000	Nil	Nil

Sergey Shipitsyn	50,000	50,000	Nil	Nil

Total number of shares:	2,250,000	2,250,000

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The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 4,750,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

1. has had a material relationship with us other than as a shareholder at any time within the past three years;

2. has ever been one of our officers or directors;

3. is a broker-dealer; or a broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

- a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

- a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- a toll-free telephone number for inquiries on disciplinary actions;

- a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

- such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

- bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of December 29, 2009, there were 4,750,000 shares of our common stock issued and outstanding that are held by 28 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

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Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith & Company, LLC (PCAOB Registered) to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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Description of Business

General

We were formed as a corporation pursuant to the laws of Nevada on January 29, 2009. We have not started operations. To date, we have primarily been involved in organizational activities and the execution of a Contract with our supplier, Advento Sanitary Ware (Hangzhou) Co., Ltd. a private Chinese company that manufactures porcelain stoneware tile and sanitary ware. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding. We maintain our statutory registered agent's office at 187 E. Warm Springs Road, Suite B, Las Vegas, Nevada 89119 and our business office is North Jianguo Street, 707 building, 1 section, 1204 room, Hangzhou city, Zhejiang province, China 310004. Our telephone number is (011) 86-136-00516915.

We plan to be in the business of distribution of porcelain stoneware tile produced in China. This porcelain stoneware tile will be offered at prices marked-up from 10% to 20% of our cost. Our customers will be asked to pay us 30% in advance and pay the remaining amount due within 3 days after the product is loaded and has departed  a sea port.

Product overview

The past twenty years have seen a process of aesthetic improvement of the material, thanks to development of production techniques and research carried out by manufacturers, which has lead to the creation of particularly valuable products and innovative floor and wall coverings (1). Porcelain stoneware tile is a newer ceramic cladding material developed in recent times. It is made from high quality clays mixed with feldspar, quartz, and natural mineral colored dyes. Porcelain tile mix is moulded in shapes under pressure of 400-500 kg/cm, dried and fired at high temperatures of 1200-1300 °C. At such temperatures, the components of the mix undergo re-structuring and form a vitrified monolith whose performance qualities often exceed those of natural stones. As a result, an extremely durable and non-porous material is produced, with face pattern carried through the entire body. In essence, porcelain tile production mimics natural processes of stone formation and uses the same ingredients. But porcelain tile has better technical properties (even in comparison with the best quality granite), and it is less expensive than natural stone.

(1) http://www.floornature.com/materiali.php?id=5020&sez=31

Chinese manufacturers of porcelain tile have raised both technical and aesthetic standards of their products to the same level as their European counterparts. In doing so, they use state-of-the-art European equipment and hire European experts.

Porcelain tile was widely adopted as a finishing material only recently. Until the 1970s, it was manufactured by just a few European companies, mostly Italian, in a narrow range of unglazed varieties installed almost exclusively in industrial locations where its low water adsorption and extreme strength were highly prized. In 1980s porcelain tile gained in popularity. A growing number of manufacturers actively embrace its production for a widening range of applications. By that time technical and even more importantly aesthetic properties of porcelain tile had been greatly improved. Combining the best qualities of ceramic tile and natural stone, porcelain tile outgrew the industrial sector and started to be used successfully in public and residential buildings.

Porcelain tile production in China has a shorter history. But it is growing rapidly. It is facilitated by the fact that China has a full range of raw materials for porcelain tile production, rather inexpensive labor, and a huge internal market. In consequence, porcelain tile from China gradually expels European brands of porcelain tile from the world market of building materials. Understandably so - the quality is the same, and the price is lower.

Recent advances in porcelain tile technology allow creation of new color patterns and surface finishes. Tiles up to one meter in size and even larger can now be manufactured. As a result, porcelain tile is used ever more widely the world over. Hardly a construction project now manages without it.

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Advantages of porcelain stoneware tile

Low water adsorption. Porcelain tile has very low porousness and, as a consequence, low water adsorption. Porcelain tile has water adsorption rate of 0.05 % which is unattainable for ceramic tile or natural stone. Therefore porcelain tile is widely used in outdoor applications in any climatic conditions.

Extreme wear resistance. Porcelain tile has the highest degree of resistance to wear and tear, and to aggressive chemicals. Porcelain tile does not lose its color with wear, nor does it fade from sun exposure. For these reasons porcelain tile is ideal for public buildings, train stations, airports, and stores.

High hardness. It is not easy to scratch a porcelain tile, unless diamond or emery is used.

Mechanical strength. Porcelain tile is highly resistant to shocks and pressure. This property often makes it the choice material for industrial flooring.

Resistance to thermal shocks. Temperature changes (from -50°C to +50°C) do not affect in any way the properties of porcelain tile. It makes porcelain tile an irreplaceable material for ventilated facades of buildings. Unusual resistance to thermal shocks is caused by the high density and homogeneity of porcelain tile.

Environmental impact. Porcelain tile is absolutely ecologically green. It is manufactured only from pure materials. Porcelain tile does not emit any toxic substances, and, unlike its natural analogue, is not in the least radioactive. Porcelain stoneware tile is perfect material for homes.

Porcelain tile drawbacks are only a continuation of its virtues, and first of all of its utmost hardness. Two of them deserve mention. They are relative brittleness in shipping and complexity in machining and cutting. But these deficiencies are easily avoided with correct and professional approach to handling porcelain tile, and are, rather, necessary expenditures.

Dimensions

Today's classic porcelain stoneware tile is a rectangular piece with a surface and through-body grain pattern resembling or imitating a natural stone in appearance and cleavage, but exceeding it in strength and other technical properties. Porcelain tile technology provides for glazing and a variety of surface finishes from rough, matte or embossed to glossy and polished. Porcelain tiles are manufactured in different sizes, from 5x5 cm to 120x180 cm. The most popular are the "classic" sizes of 30x30, 40x40, and 60x60 cm. Thickness is within 7 to 30 mm, most often 8-14 mm.

Porcelain tile now offers an infinite variety of solutions for wall and floor coverings of almost all types of buildings and premises. Every solution depends on what set of porcelain tile properties needs to be implemented. For a prestigious office flooring, polished porcelain tile with an elegant design and uniform texture may be preferred. For a bathroom floor, any texture can be chosen. For a garden path, thicker porcelain tile with relief surface finish is suitable. And so forth. The wide choice of available styles and the versatile set of properties of porcelain tile allow designers and architects to implement any imaginable projects and solutions.

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Types of porcelain stoneware tile

Homogeneous porcelain tile. This type of porcelain tile has through-body coloration, with the same color and design pattern on its surface and inside. Such porcelain tile does not actually wear off, since its appearance does not change due to scratches or dings on the surface.

Partially colored porcelain tile. This porcelain tile has a two-layer structure. The first layer serves as the substrate, and the second thinner layer carries the color. Such combination is more economical, as it allows using fewer expensive pigments.

Glazed porcelain tile. In essence, it is ceramic tile with improved technical properties due to the base layer of porcelain tile.

Matte porcelain tile. This porcelain tile has unprocessed surface. However, it has the best performance properties which warrant its installation in heavy-duty operating conditions (ventilated facades and industrial premises).

Polished and semi polished porcelain tile. Strange as it may seem, but despite added luster these types of a porcelain tile are inferior in their performance to matte porcelain tile. It is caused by the opening of surface micropores in the process of polishing. Such porcelain tile requires periodic maintenance. It is more suitable for inside walls, than for floors requiring frequent washing.

Glossy porcelain tile. This porcelain tile has soft luster attained by means of coating with mineral compositions and fire-hardening. Unlike polished porcelain tile, glossy has undisturbed surface texture, therefore it has better performance properties.

Porcelain tile with surface pattern. This porcelain tile has a surface pattern created by a variety of methods in the form of decorative relief figures (leaves, traces, design patterns and so forth), or various anti-slip patterns moulded on the surface in a kiln.

Mosaic porcelain tile. This porcelain tile is a part of mosaic collections, either off-the-shelf or custom made.

Decorative and functional elements. It can be various stepping stones, angle pieces, countertops, or decorative borders both as a part of mosaic collections, and as items of mass production.

We plan to distribute homogeneous porcelain tile in terms of composition and matte porcelain tile in terms of surface. Homogeneous porcelain tile has one big advantage; it has through-body coloration, with the same color and design pattern on its surface and inside. Such porcelain tile does not actually wear off, since its appearance does not change due to scratches or dings on the surface. Therefore this type of porcelain tile is in high demand. Matte porcelain tile is also in high demand as it has unprocessed surface and consequently lower price. The surface of the matt porcelain tile doesn’t need additional treatment. However, it has the best performance properties which warrant its installation in heavy-duty operating conditions (ventilated facades and industrial premises). These two types are the most popular types of porcelain tile and can imitate any natural material including natural stones. Porcelain stoneware tile has similar feel and look as natural stones tiles, however, but costs less.

Applications

From big airport and shopping mall projects to small-scale home renovation projects, from contemporary constructions to restoration of historic buildings, porcelain tile is now used in buildings of all kinds. This is primarily because the vast range of colours, textures and sizes available offers an answer to every need. Resistance to high loads and scratching make the material particularly suitable for floors in buildings of all kinds with intense traffic or for industrial uses. And low water absorbency due to the compactness of the material, keeping it frost-free, ensures that porcelain stoneware stays perfect and long-lasting even in exterior applications on both walls and floors. Porcelain stoneware is popular for use in dry wall construction, ventilated walls and raised floors in particular, thanks to its low thickness and large slab size.

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Contract with our supplier

We executed a Contract dated June 20, 2009 with, Advento Sanitary Ware (Hangzhou) Co., Ltd. According to Contract, Advento Sanitary Ware (Hangzhou) Co., Ltd. has agreed to manufacture and supply porcelain stoneware tile according to its current prices. The company will produce for us a broad range of porcelain stoneware tile that can be used in any residential and commercial buildings and can satisfy a broad spectrum of wants and needs.

The material terms of the Contract are the following:

1. The Contract is in force from June 20, 2009 to December 31, 2010

2. The Contract can be changed, terminated or extended only under the mutual agreement of both parties.

3. The Contract does not specify any minimum purchase requirements.

A copy of the Agreement is filed as Exhibit 10.1 to this registration statement.

Our Supplier

Our supplier, Advento Sanitary Ware (Hangzhou) Co., Ltd is a manufacturer and distributor of porcelain stoneware tile and sanitary ware. The company is currently in the business of manufacturing and distribution of porcelain stoneware tile and sanitary ware in China and other countries. We intend to market and distribute their porcelain stoneware tile in the North America to developers, contractors and homebuilders, chain and retail stores and distributors of flooring and building materials. If this company decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business until we found a substitute for that supplier.  If we were unable to find a substitute for that supplier, our business would likely fail.  We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

Advento Sanitary Ware (Hangzhou) Co., Ltd was founded in 2008. Initially it specialized on production and distribution of sanitary ware. In February 2009 the company set up porcelain stoneware tile production.  Advento Sanitary Ware (Hangzhou) Co., Ltd produces about 100 types of porcelain tile and distributes it to more than 20 countries such as Italy, Spain, Netherland, UAE, Australia, New Zealand, Russia and many other countries. Advento Sanitary Ware (Hangzhou) Co., Ltd has its own design office which constantly makes changes in products improving quality and increases the assortment of the porcelain tile. There is a system of quality inspection at the factory. Five percent of porcelain tile from each batch of the product is picked out for thorough testing of surface and angle geometry.. The company is registering a trade mark, Advento, with Chinese government institutions.

Alternative Suppliers

China has a full range of raw materials for porcelain tile production, inexpensive labor, and a large internal market. For these reasons the number of alternative suppliers of the porcelain stoneware tile is relatively large. We do not anticipate finding an alternative supplier will be very difficult or will require a great amount of time. Currently we have not identified other suppliers and do not have any other written agreements with any suppliers other than Advento sanitary ware (Hangzhou) Co., Ltd.

Clients

Our director, Yun Bo Wang will market our product. We may also hire sales representatives to assist our director on contract basis. We expect that our potential clients will consist of the following:

1. contractors, homebuilders and developers;

2. retail outlets such as home restoration stores;

3. distributors that are responsible for marketing and selling porcelain stoneware tile to flooring stores; and

4. porcelain tile suppliers and installers.

We will charge our clients wholesale prices for our product. Retailers and distributors will resell our product at retail prices which are typically 30%-40% higher. Developers, contractors and homebuilders will use it in their building projects. The type of product will vary in type, colour and texture.

Competition

The building products distribution industry is extremely fragmented and competitive. Competitors will include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Some of the competitive factors that may affect our business are as follows:

1. Number of Competitors Increase: other companies may follow our business model of distributing lower priced porcelain tiles from China, which will reduce our competitive edge.

2. Price: Our competitors may be selling similar product at a lower price forcing us to lower our prices as well and possibly sell our product at loss.

3. Substitute Products: porcelain tiles may be substituted by similar material such ceramic, granite, glass, natural stone and marble tiles. Consumer preferences for porcelain tiles may change overtime which may affect our business positively or negatively depending on whether porcelain is preferred more or less.

Since the industry is highly fragmented, we face many business competitors. One way to identify our competitors is through Yahoo Directory. The following Yahoo link lists 38 North American companies in the business of tile distribution:

http://dir.yahoo.com/Business_and_Economy/Business_to_Business/Construction/Finishes_and_Coverings/Tile/Distributors/?b=0

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Compliance with Government Regulation

We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business in China and the U.S.

Employees

We are a development stage company and we have no employees as of the date of this prospectus, other than our sole officer and director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at North Jianguo street, 707 building, 1 section, 1204 room, Hangzhou city, Zhejiang province, China 310004. Our telephone number is (011)86-136-00516915.  This is the office of our President, Yun Bo Wang. We do not pay any rent to Mr. Wang and there is no agreement to pay any rent in the future. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein. Upon the completion of our offering, we intend to establish an office in China.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is located at 187 E. Warm Springs Road, Suite B, Las Vegas, Nevada, 89119.

Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 28 registered shareholders.

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Rule 144 Shares

A total of 2,500,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 47,500 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,500,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

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Plan of Operations

We are in the development stage of our business. As a development stage company, we have yet to earn revenue from operations. We may experience fluctuations in operating results in future  periods due to a variety of factors, including our ability to obtain additional funding in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and  timing  of operating costs and capital expenditures relating to the expansion of our business, operations, infrastructure and  the  implementation of marketing programs, key agreements and strategic alliances, general economic conditions specific to our industry.

Our product is used principally in new developments, commercial and residential construction and in home improvement, remodeling and repair work. A success of our business plan will depend on the level of the new construction and the retail sales market. A downturn of commercial and residential new developments as well as a decrease in home improvement activity can adversely affect our intended business.

Our plan of operation for the twelve months following the date of this prospectus is to enter into sub-distribution agreements with flooring distributors, retail stores for the sale of our porcelain stoneware tile.

We intend to develop our network by initially focusing our marketing efforts on larger chain stores that sell various types of building materials. These businesses can buy more porcelain stoneware tile, have a greater budget for in-stock inventory and tend to purchase a more diverse assortment of tile.  By late 2010, we intend to start negotiation with homebuilders, constructors and developers and anticipate expanding our retail network to include small to medium size retail businesses whose businesses focus is limited to the sale of building materials. Any relationship we arrange with retailers for the wholesale distribution of our flooring will be non-exclusive.   Accordingly, we will compete with other porcelain stoneware tile vendors for positioning of our products in retail space.

It is likely that many of our clients will want to pay for our product only at delivery and will not want to pay in advance for their orders. Some of them may want additional credit terms after delivery of up to 30 or 60 days. Due to shortage of funds, we may not be able to deliver some of these orders.

Following the date of this registration statement, our business plan for the next 12 months is as follows:

Negotiate agreements with customers.

Estimated time frame: May to August 2010. Estimated amount of funds required: no material costs

Once we have filed our registration statement, we plan to contact and start negotiation with potential customers. We will negotiate terms and conditions of collaboration. We also intend to study North American building material market. In the next 12 months we plan to focus primarily on larger chain stores that sell various types of building materials. This activity will be ongoing throughout our operations.

Commence Marketing Campaign.

Estimated time frame: September to December 2010. Estimated amount of funds required: $15,000

In the same time as we start negotiation with potential customers, we will begin to market our product. Initially, our sole officer and director, Yun Bo Wang, will look for potential customers through his network of friends and business associates in exporting industry. We intend to use other marketing strategies, such as direct mailing, and phone calls to potential customers.  We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We will intend to continue our marketing efforts during the life of our operations.

Set Up Our Office.

Estimated time frame: January to February 2011. Estimated amount of funds required: $2,500

As soon as we complete our first agreement with any potential customer, we plan to set up office in China and acquire the necessary equipment we need to begin operations. We believe that it will cost $2,500 to set up and obtain the necessary equipment to begin operations such as computers, furniture and other office supplies. Our sole officer and director will handle our administrative duties.

          Hire salesperson.

Estimated time frame: March to April 2011 Estimated amount of funds required: Compensated from commissions from sales.

Once, potential customers begin to purchase our products, we intend to hire one salesperson with good knowledge and broad connections in the building material distribution industry to introduce our product. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our porcelain stoneware tile. Our sales person will be hired on a contract basis and receive commission pay based on his/her performance.  The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

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In total, our anticipated expenditures in the next 12 months are as follows:

Advertising/Marketing :  $15,000

Professional fees(accounting and legal): $10,000

Office Expenses: $2,500

Working Capital: $5,000

Total: $32,500

The total estimated amount of funds required to develop our business is $32,500. Currently we do not have sufficient funds on hand to carry out our business plan. Without additional funding, we expect to continue our operations for the next nine to twelve months. We expect to fund further operations with a loan from our director or from additional sales of our common stock. Currently we do not have any arrangements for the sale of our common stock or any guarantees that our director will loan funds to us.

Results of Operations For Period Ending November 30, 2009

We did not earn any revenues from our incorporation on January 29, 2009 to November 30, 2009.  We incurred operating expenses in the amount of $2,570 for the period from our inception on January 29, 2009 to November 30, 2009.  These operating expenses were comprised of $116 for bank charges, $26 for office supplies, $235 for incorporation service fees, $136 for miscellaneous charges, $57 phone and fax charges and $2,000 for our auditor’s fee.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

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Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Yun Bo Wang	28

Executive Officers:

Name of Officer	Age	Office

Yun Bo Wang	28	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Chief Accounting Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

From January 29, 2009 till October 15, 2009, Mr. Semen Lebedev was our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors.  On October 15, 2009, he sold his shares to Mr.  Yun Bo Wang, resigned and was replaced by Mr. Wang, who was appointed as our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors.

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Since October 15, 2009, Yun Bo Wang has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our  board of directors.  Mr. Yun Bo Wang obtained a Bachelor’s degree in Management from the Zhejiang University, Hangzhou in 2001.  From May 2001 to December 2006 he worked in Yinrui Advertising Company, an advertisement and designing company, which provides many verities of advertisement and design, such as: Advertising Design, Exhibition Design, Information Design, Logo and Branding Design, Packaging Design, Print Design, Web Design and so on.  Initially he was employed as a Designer; then he worked as Chief Designer. In 2003 he was appointed as a Deputy Director of Advertising and from January 2004 until December 2006 he worked as a General Manager of the company. From January 2006 until present he has been working as an Export Manager in Hangzhou Yongsheng Foreign Trade Co., Ltd, a private company which exports many kinds of goods produced in Zhejiang province, China, to many European, North American and Latin American countries. The company exports such goods as sanitary ware, shower cabins, shower enclosures, ceramics, brass pipes, radiators, porcelain, armature (valves and fittings), textile, furniture for bathroom. Mr. Wang has not been a member of the board of directors of any corporations during the last five years.  He intends to devote approximately 25% of his business time to our affairs.

   During the past five years, Mr. Wang has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Wang was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Wang’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our sole officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

We have no significant employees other than our sole officer and director.

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Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on January 29, 2009 to November 30, 2009 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Semen Lebedev Former President, CEO, CFO, Secretary, Treasurer, Chief Accounting Officer, and Sole Director	2009	None	None	None	None	None	None	None	None
Yun Bo Wang President, CEO, CFO, Secretary, Treasurer, Chief Accounting Officer, and Sole Director	2009	None	None	None	None	None	None	None	None

There are no current employment agreements between the company and its officers.

Mr. Yun Bo Wang currently devotes approximately ten hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

Our sole director is associated with another company that is engaged in business activities similar to those to be conducted by us. Mr. Yun Bo Wang is an Export Manager of Hangzhou Yongsheng Foreign Trade company Co., Ltd, a private company that exports sanitary ware, shower cabins, shower enclosures, ceramics, brass pipes, radiators, porcelain, armature (valves and fittings), textile, furniture for bathrooms to many European, North American and Latin American countries. Potential conflicts  of interest  may arise in the future that may cause our business to fail,  including the amount of time he is able to dedicate to our business as well as additional  conflict of interests over opportunities presented to our sole director during the performance of his duties. Rodon Inc. does not currently have a right of first refusal pertaining to opportunities that come to management’s attention where the opportunity may relate to Rodon's proposed business operations.

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Yun Bo Wang. We do not pay him for acting as a director or officer.

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Security Ownership of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Yun Bo Wang	2,500,000	52.63%
Stock	President, Chief Executive Officer, Chief Financial
	Officer, Secretary, Treasurer, Chief Accounting Officer and Sole Director
	North Jianguo street, 707 building, 1 section, 1204 room, Hangzhou city, Zhejiang province, China 310004
Common	All Officers and Directors as a	2,500,000	52.63%
Stock	group that consists of one person	shares

The percent of class is based on 4,750,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;
* Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
* Our sole promoter, Artur Etezov;
* Any relative or spouse of any of the foregoing persons who has the same house as such person;
* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On January 29, 2009, Mr. Semen Lebedev advanced funds to us in the amount of $335. There is no due date for the repayment of the funds advanced by Mr. Lebedev.  Mr. Lebedev will be repaid from revenues of operations if and when we generate revenues to repay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Lebedev does does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Lebedev or the repayment of the funds to Mr. Lebedev. The entire transaction was oral.

On May 18, 2009, we issued a total of 2,500,000 shares of restricted common stock to Mr. Lebedev for payment of  $2,500.

On October 15, 2009, Mr. Lebedev sold his 2,500,000 restricted shares of common stock in consideration for $2,500 cash to Mr. Yun Bo Wang.

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Disclosure of Commission Position Of Indemnification for
Securities Act Liabilities

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from inception (January 29, 2009) to November 30, 2009

	a.	Balance Sheet;
	b.	Statement of Operations;
	c.	Statement of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

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Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders

Rodon, Inc.

Hangzhou, Zhejiang Province, China

We have audited the accompanying balance sheet of Rodon, Inc. (A Development Stage Company) as of November 30, 2009, and the related statement of operations, stockholders’ equity, and cash flows from inception (January 29, 2009) through November 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rodon, Inc. (A Development Stage Company) as of November 30, 2009, and the results of their operations and cash flows from inception (January 29, 2009) through November 30, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, NV

December 29, 2009

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Rodon, Inc (A Development Stage Company) Balance Sheet
November 30, 2009 (Audited)
Assests
Current Assets
Cash	$ 17,673
Total current assets	17,673
Total assets	$ 17,673
Liabilities and Stockholders’ Equity (deficit)

Current Liabilities
Advances	$ 335
Total current liabilities	335
Total liabilities	$ 335
Stockholders’ Equity

Common stock, $0.001par value, 75,000,000 shares authorized;
4,750,000 shares issued and outstanding	4,750
Additional paid-in-capital	15,158
Deficit accumulated during the development stage	(2,570)
Total stockholders’ equity	17,338
Total liabilities and stockholders’ equity	$ 17,673
The accompanying notes are an integral part of these financial statements.

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Rodon, Inc (A Development Stage Company) Statement of Operations
From Inception (January 29, 2009) to November 30, 2009
Expenses
General and administrative expenses	$ 2,570
Net loss from operations	(2,570)
Net loss	$ (2,570)
Loss per common share – Basic	$ (0.00)
Weighted Average Number of Common Shares Outstanding-Basic	2,851,307
The accompanying notes are an integral part of these financial statements.

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Rodon, Inc (A Development Stage Company) Statement of Stockholders’ Equity From Inception (January 29, 2009) to November 30, 2009
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total
Balance at inception on January 29, 2009	-	$ -	$ -	$ -	$ -
May 18 , 2009
Common shares issued for cash at $0.001	2,500,000	2,500	-	-	2,500
June 20, 2009
Common shares issued for cash at $0.005	1,800,000	1,800	6,828	-	8,628
June 26, 2009
Common shares issued for cash at $0.02	450,000	450	8,330	-	8,780
Net loss				(2,570)	(2,570)
Balance as of November 30, 2009	4,750,000	$ 4,750	$ 15,158	$ (2,570)	$ 17,338

The accompanying notes are an integral part of these financial statements.

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Rodon, Inc (A Development Stage Company) Statement of Cash Flows
From Inception on January 29, 2009 to November 30, 2009
Operating Activities
Net loss	$ (2,570)
Net cash used in operating activities	(2,570)
Financing Activities
Advances	335
Sale of common stock	19,908
Net cash provided by financing activities	20,243
Net increase in cash and equivalents	17,673
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 17,673
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -
Non-Cash Activities	$ -
The accompanying notes are an integral part of these financial statements.

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Rodon, Inc

(A Development Stage Company)

Notes To The Financial Statements

November 30, 2009

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Rodon, Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on January 29, 2009.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities". Company intends to commence business operations by distributing porcelain stoneware tile produced in China in both the mass wholesale and retail market throughout North America.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception (January 29, 2009) through November 30, 2009, the Company has accumulated losses of $2,570.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $2,570 as of November 30, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual  results  could differ from those estimates.

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Rodon, Inc

(A Development Stage Company)

Notes To The Financial Statements

November 30, 2009

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United  States dollar.

Financial Instruments

The  carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value accordance with Financial Accounting Standards Board Accounting Standards Codification 718 (FASB ASC 718) “Stock Compensation”.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

Income taxes are accounted  for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss per Share

The Company computes net loss per share FASB ASC 205 "Earnings per Share". FASB ASC 205 requires presentation of both basic and diluted  earnings  per  share  (EPS) on the face of the income  statement. Basic  EPS  is  computed   by  dividing  net  loss  available  to   common shareholders  (numerator)  by  the   weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect  to all potentially  dilutive  common  shares  outstanding during  the period. Diluted  EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Fiscal Periods

The Company's fiscal year end is November 30.

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Rodon, Inc

(A Development Stage Company)

Notes To The Financial Statements

November 30, 2009

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In June 2009, the FASB issued FASB ASC 105, “The FASB Generally Accepted Accounting Principles”, which establishes the FASB Accounting Standards Codification™ (the Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP), aside from those issued by the SEC.  The Codification became effective for interim and annual periods ending after September 15, 2009.  The Company adopted the Codification when referring to GAAP for the fiscal period ending September 30, 2009.  The adoption of the Codification did not have an impact on the Company’s financial position or results of operations.

On May 28, 2009, the FASB announced the issuance FASB ASC 855, “Subsequent Events”. FASB ASC 855 should not result in significant changes in the subsequent events that an entity reports. Rather, FASB ASC 855 introduces the concept of financial statements being available to be issued. Financial statements are considered available to be issued when they are complete in a form and format that complies with generally accepted accounting principles (GAAP) and all approvals necessary for issuance have been obtained.

In June 2009, the FASB issued FASB ASC 810, “Consolidation”. FASB ASC 810, includes: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. FASB ASC 810 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt FASB ASC 810 in fiscal 2010. The Company does not expect that the adoption of FASB ASC 810 will have a material impact on the financial statements.

NOTE 4 - COMMON STOCK

The authorized capital  of  the Company is 75,000,000 common shares with a  par value of $ 0.001 per share.

a) On May 18, 2009,  the Company issued  2,500,000  shares  of  common stock at a price of $0.001 per share for total cash proceeds of $2,500.

b) On June 22, 2009, the Company issued  1,800,000  shares  of  common stock at a price of $0.005 per share for total cash proceeds of $8,628.

c) On June 26, 2009, the Company issued  450,000  shares  of  common stock at a price of $0.02 per share for total cash proceeds of $8,780.

During the period from inception (January 29, 2009) to November 30, 2009, the Company  sold  a  total of 4,750,000 shares of common stock  for  total  cash proceeds  of  $19,908 net of fees.

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Rodon, Inc

(A Development Stage Company)

Notes To The Financial Statements

November 30, 2009

NOTE 5 - INCOME TAXES

As of November 30, 2009, the Company had net operating loss carry forwards of $2,570 that may be available to reduce future years’ taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at November 30, 2009

2009
Deferred tax assets:
Net operating loss carry forward	$ 2,570

Total deferred tax assets	900
Less: valuation allowance	(900)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of November 30, 2009 was $900. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of November 30, 2009.

Reconciliation between the statutory rate and the effective tax rate is as follows at November 30, 2009:

  2009

Federal statutory tax rate              (35.0)%

Permanent difference and other     35.0%

Effective tax rate                              -     %

NOTE 6 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 29, 2009, the date which the financial statements were available to be issued. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.

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Part II

Information Not Required In The Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.77
Transfer Agent Fees	$500.00
Accounting fees and expenses	$3,500.00
Legal fees and expenses	$5,000.00
Edgar filing fees	$400.00

Total	$9,403.77

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes (NRS) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

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Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 2,500,000 shares of our common stock to Semen Lebedev on May 18, 2009, who was our President, Chief Executive Officer, Treasurer, Secretary and our Sole Director until October 15, 2009. He acquired these 2,500,000 shares at a price of $0.001 per share for total proceeds to us of $2,500.00.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Lebedev  was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent.  He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision.  This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

On October 15, 2009, Mr. Lebedev resigned and sold his 2,500,000 restricted shares of common stock in consideration for $2,500 cash to Mr. Yun Bo Wang, who was appointed our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors.

As there is no current trading market for our securities we could not determine the fair market value of our shares. Mr. Wang purchased 2,500,000 restricted shares of common stock on October 15, 2009 in consideration for $2,500 (price of 0.001 per share), which is the issuance price of the shares on May 18, 2009.

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We completed an offering of 1,800,000 shares of our common stock at a price of $0.005 per share to the following 18 purchasers on June 19, 2009:

Name of Subscriber	Number of Shares
Svetlana Lebedeva	100,000
Tatiana Kolegova	100,000
Ol`ga Stepushkina	100,000
Natalia Pontikova	100,000
Anton Pontikov	100,000
Sergey Klyatov	100,000
Yekaterina Mitina	100,000
Lyudmila Nefedova	100,000
Aleksandr Solov`yev	100,000
Olga Chugunova	100,000
Aleksandr Lazarev	100,000
Irina Senotrusova	100,000
Yevgeniy Lazutin	100,000
Svetlana Orlova	100,000
Olga Marinina	100,000
Alena Valeeva	100,000
Trofim Gula	100,000
Sergey Cherkashin	100,000

The total amount received from this offering was $8,628 net of fees.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 450,000 shares of our common stock at a price of $0.02 per share to the following nine (9)  purchasers on June 25, 2009:

Name of Subscriber	Number of Shares
Ivan Lapkovsky	50,000
Konstantin Bortsov	50,000
Aleksandr Skoybeda	50,000
Tatyana Shvets	50,000
Artem Tarasov	50,000
Natalia Stepanova	50,000
Ilya Ilyushin	50,000
Arina Yakovenko	50,000
Sergey Shipitsyn	50,000

The total amount received from this offering was $8,780 net of fees.  We completed this offering pursuant to Regulation S of the Securities Act.

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Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Legal opinion of Hildja Saastamoinen, with consent to use
10.1	Contract with our supplier, Advento sanitary ware (Hangzhou) Co., Ltd, dated June 20, 2009*
23.1	Consent of De Joya Griffith & Company, LLC (PCAOB Registered)

*Previously filed

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The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Hangzhou, China, on May 13, 2010.

Rodon, inc.

By:/s/ Yun Bo Wang
Yun Bo Wang
President, Chief Executive Officer,
Secretary, Treasurer, Chief
Accounting Officer, Chief Financial Officer and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Yun Bo Wang	President, Chief Executive	May 13, 2010
Officer, Secretary, Treasurer,
Yun Bo Wang	Chief Accounting Officer,
Chief Financial Officer
and sole Director

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Legal opinion of Hildja Saastamoinen, with consent to use
10.1	Contract with our supplier, Advento sanitary ware (Hangzhou) Co., Ltd, dated June 20, 2009*
23.1	Consent of De Joya Griffith & Company, LLC (PCAOB Registered)

• Previously filed

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